Exhibit 14(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-14 (“Registration Statement”) of our report dated February 13, 2001, relating to the financial statements and financial highlights which appear in the December 31, 2000 Annual Report to Shareholders of the Mercury HW International Value VIP Portfolio (previously known as the Hotchkis and Wiley International VIP Portfolio, the “Fund”, one of the four portfolios of Mercury HW Variable Trust, previously known as Hotchkis and Wiley Variable Trust, the “Trust”), which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings “Comparison of the Funds — Financial Highlights” and “Experts” in the Proxy Statement and Prospectus contained within the Registration Statement, “Financial Highlights” in the Prospectus dated May 1, 2000 for the Fund and “Management-Other Service Providers” in the Statement of Additional Information dated May 1, 2000 for the Trust, which Prospectus and Statement of Additional Information are also incorporated by reference into this Registration Statement.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Milwaukee, WI March 14, 2001